                                                                       EXHIBIT 6


              M.D.C. HOLDINGS, INC. AND THE GUARANTORS PARTY HERETO



                           7.0% SENIOR NOTES DUE 2012




                                   ----------

                             SUPPLEMENTAL INDENTURE

                          DATED AS OF DECEMBER 3, 2002

                                   ----------




                         U.S. BANK NATIONAL ASSOCIATION,
                                     TRUSTEE







================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE ONE  Scope of Supplemental Indenture; General..........................2


ARTICLE TWO  Certain Definitions...............................................2


ARTICLE THREE  Redemption.....................................................10

       Section 3.01. Right of Redemption......................................10

ARTICLE FOUR  Covenants.......................................................11

       Section 4.01. Restrictions on Secured Debt.............................11
       Section 4.02. Limitations on Sale and Leaseback Transactions...........13
       Section 4.03. Additional Guarantees....................................13
       Section 4.04. SEC Reports..............................................13

ARTICLE FIVE  Successor Corporation...........................................14

       Section 5.01. Consolidation, Merger and Sale of Assets.................14

ARTICLE SIX  Guarantees.......................................................15

       Section 6.01. Unconditional Guarantee..................................15
       Section 6.02. Fraudulent Conveyance Limitation.........................16
       Section 6.03. Waiver...................................................17
       Section 6.04. Subordinated Indebtedness................................17
       Section 6.05. Execution of Guarantee...................................19
       Section 6.06. Additional Guarantees and Release of Guarantees..........19

ARTICLE SEVEN  Miscellaneous..................................................21

       Section 7.01. Confirmation of Indenture................................21
       Section 7.02. Concerning the Trustee...................................21
       Section 7.03. Governing Law............................................21
       Section 7.04. Separability.............................................21
       Section 7.05. Counterparts.............................................21
       Section 7.06. No Adverse Interpretation of Other Agreements............21
       Section 7.07. No Recourse Against Others...............................22
       Section 7.08. Successors and Assigns...................................22
       Section 7.09. Duplicate Originals......................................22
       Section 7.10. Severability.............................................22

                  SUPPLEMENTAL INDENTURE dated as of December 3, 2002 ("Supplemental Indenture"), to the Senior Debt Securities Indenture dated as of December 3, 2002 (as amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), by and among M.D.C. HOLDINGS, INC., a Delaware corporation (the "Company"), the Guarantors (as defined herein) and U.S. Bank National Association, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes (as defined herein):

                  WHEREAS, the Company and the Trustee have executed an Indenture to provide for the issuance from time to time of senior debt securities (the "Securities") to be issued in one or more series as in the Indenture provided;

                  WHEREAS, the Company and the Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 7.0% Senior Notes due 2012, substantially in the form attached hereto as Exhibit A, guaranteed by the Guarantors, on the terms set forth herein;

                  WHEREAS, Section 2.01 of the Indenture provides that a supplemental indenture may be entered into for such purpose provided certain conditions are met;

                  WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

                  WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

                  NOW, THEREFORE:

                  In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof the Company and the Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the Holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

                                   ARTICLE ONE

                    SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL


                  The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled "7.0% Senior Notes due 2012." The Notes shall be in the form of Exhibit A hereto. The Notes shall be guaranteed by the Guarantors as provided in such form and the Indenture. If required, the Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes and any other legend required by applicable law or the rules of any exchange on which the Notes may be listed.


                                   ARTICLE TWO

                               CERTAIN DEFINITIONS


                  The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture the terms defined herein will govern.

                  "Attributable Debt" means, in respect of a Sale and Leaseback Transaction, the present value (discounted at the weighted average effective interest cost per annum of the outstanding debt securities of all series, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of or in a Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Preferred Stock of such Person if such Person is a corporation or membership interests if such Person is a limited liability company and each general and limited partnership interest of such Person if such Person is a partnership.

                  "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

                  "cash" means U.S. Legal Tender.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (b) if such release (or any successor release) is not published or does not contain such price on such business day, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Consolidated Net Tangible Assets" means the total amount of assets which would be included on a combined balance sheet of the Company and the Guarantors under GAAP (less applicable reserves and other properly deductible items) after deducting therefrom:

                  (1) all short-term liabilities, except for (x) liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and (y) liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Statement of Financial Accounting Standards No. 106;

                  (2) investments in subsidiaries that are not Restricted Subsidiaries; and

                  (3) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other intangible assets.

                  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of the Person determined in accordance with GAAP.

                  "Custodian" means any receiver, trustee, assignee, liquidator, custodian, sequestrator or similar official under any Bankruptcy Law.

                  "Event of Default" means any one of the following events:

                  (a) default in the payment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

                  (b) default in the payment of all or any part of the principal or premium, if any, on the Notes when and as the same become due and payable at maturity, at redemption, by declaration of acceleration or otherwise;

                  (c) default in the observance or performance of, or breach of, any covenant, agreement or warranty of the Company contained in the Notes , the Indenture or this Supplemental Indenture (unless specifically dealt with elsewhere), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the outstanding Notes, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                  (d) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition in an involuntary case or proceeding seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, or a decree, judgment or order of a court of competent jurisdiction directing the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Significant Subsidiaries, or of the assets or property of any such Person, or the winding up or liquidation of the affairs of any such Person, shall have been entered, and the continuance of any such decree, judgment or order unstayed and in effect for a period of 90 consecutive days;

                  (e) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt (including conversion of an involuntary proceeding into a voluntary proceeding), or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, or fail generally to pay its debts as they become due;

                  (f) (i) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Significant Subsidiaries (in accordance with the terms of such Indebtedness and after giving effect to any applicable grace period set forth in the documents governing such Indebtedness) that has an outstanding principal amount of $25,000,000 or more individually or $40,000,000 or more in the aggregate to be immediately due and payable; provided that, in the event any such acceleration is withdrawn or otherwise rescinded (including satisfaction of such Indebtedness) within a period of ten business days after such acceleration by the holders of such Indebtedness, any Event of Default under this clause (f) will be deemed to be cured and any acceleration hereunder will be deemed withdrawn or rescinded; or (ii) the failure by the Company or any of its Significant Subsidiaries to make any principal, premium, interest or other required payment in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Significant Subsidiaries with an outstanding aggregate principal amount of $25,000,000 or more individually or $40,000,000 or more in the aggregate (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

                  (g) one or more final nonappealable judgments (in the amount not covered by insurance or not reserved for) or the issuance of any warrant of attachment against any portion of the property or assets (except with respect to Non-Recourse Indebtedness) of the Company or any of its Restricted Subsidiaries, which are $25,000,000 or more individually or $40,000,000 or more in the aggregate, at any one time rendered against the Company or any of its Restricted Subsidiaries by a court of competent jurisdiction and not bonded, satisfied or discharged for a period (during which execution shall not be effectively stayed) of (i) 60 days after the judgment becomes final and such court shall not have ordered or approved, and the parties shall not have agreed upon, the payment of such judgment at a later date or dates or (ii) 60 days after all or any part of such judgment is payable pursuant to any court order or agreement between the parties; or

                  (h) the Guarantee of any Guarantor shall fail to remain in full force and effect except in accordance with this Indenture or any action shall be taken by any Guarantor to discontinue or to assert the invalidity or unenforceability of its Guarantee, or any Guarantor shall fail to comply with any of the terms or provisions of its Guarantee, or any Guarantor denies that it has any further liability under its Guarantee or gives notice to such effect.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Finance Subsidiary" means any Subsidiary of the Company substantially all of whose operations consist of (a) the mortgage financing business or (b) the insurance business.

                  "Funded Indebtedness" means notes, bonds, debentures or other similar evidences of Indebtedness for money borrowed which by their terms mature at or are extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such debt.

                  "Guarantee" has the meaning set forth in Section 6.01 hereof.

                  "Guaranteed Indebtedness" has the meaning set forth in Section
6.06 hereof.

                  "Guaranteed Obligations" has the meaning set forth in Section
6.01 hereof.

                  "Guarantors" means M.D.C. Land Corporation, RAH of Texas, LP, RAH Texas Holdings, LLC, Richmond American Construction, Inc., Richmond American Homes of Arizona, Inc., Richmond American Homes of California, Inc., Richmond American Homes of California (Inland Empire), Inc., Richmond American Homes of Colorado, Inc., Richmond American Homes of Maryland, Inc., Richmond American Homes of Nevada, Inc., Richmond American Homes of Texas, Inc., Richmond American Homes of Utah, Inc., Richmond American Homes of Virginia, Inc., and Richmond American Homes of West Virginia, Inc.; and any other Subsidiary of the Company that executes and delivers a guarantee of the Notes pursuant to the provisions of the Indenture.

                  "Indebtedness" means (a) any liability of any Person (i) for borrowed money, or (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (iii) for the payment of money relating to a Capitalized Lease Obligation or (iv) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (b) any liability of others described in the preceding clause (a) that such Person has guaranteed or that is otherwise its legal liability; (c) all Indebtedness referred to in (but not excluded from) clauses (a) and (b) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interest upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (d) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a), (b) and (c) above.

                  "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

                  "Issue Date" means December 3, 2002, the date of original issuance of the Notes.

                  "1998 Indenture" means the indenture dated as of January 28, 1998 between the Company and U.S. Bank National Association as trustee, as amended or supplemented from time to time.

                  "Legal Holiday" means a Saturday, a Sunday, a legal holiday or a day on which banking institutions in Denver, Colorado and New York, New York are not required to be open.

                  "Non-Recourse Indebtedness" means Indebtedness or other obligations secured by a lien on property to the extent that the liability for the Indebtedness or other obligations is limited to the security of the property without liability on the part of the Company or any Restricted Subsidiary (other than the Restricted Subsidiary which holds title to the property) for any deficiency.

                  "Notes" means the 7.0% Senior Notes due 2012 created under Article One hereof.

                  "Paying Agent" means an office or agency where Notes may be presented for payment.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferential Payment" has the meaning set forth in Section 6.01.

                  "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

                  "Primary Treasury Dealer" means a primary U.S. Government securities dealer in New York City.

                  "Record Date" means a Record Date specified in the Notes whether or not such Record Date is a Business Day.

                  "Redeemable Capital Stock" means any Capital Stock of the Company or any of its Subsidiaries that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (a) is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final stated maturity of the securities or (b) is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (c) is convertible into or exchangeable for debt securities at any time on or prior to such final stated maturity.

                  "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 5 of the Notes.

                  "Redemption Price," when used with respect to any Note to be redeemed, means the price for such redemption pursuant to Paragraph 5 of the Notes, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date.

                  "Reference Treasury Dealer" means (a) Salomon Smith Barney Inc., or one of the other Underwriters for the Notes, issued on the Issue Date (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer, and (b) any other Primary Treasury Dealer(s) selected by the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

                  "Registrar" means the office or agency where Notes may be presented for registration of transfer or for exchange.

                  "Remaining Scheduled Payments" means, with respect to any Note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

                  "Restricted Subsidiary" means any Guarantor and any successor to such Guarantor.

                  "Sale and Leaseback Transaction" means a sale or transfer made by the Company or a Restricted Subsidiary (except a sale or transfer made to the Company or a Restricted Subsidiary) of any property which is either (a) a manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of Consolidated Net Tangible Assets as of the date of determination or (b) another property (not including a model home) which exceeds 5% of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the agreement, commitment or intention of leasing such property to the Company or a Restricted Subsidiary for more than a three-year term.

                  "Secured Debt" means any Indebtedness, except Indebtedness of the Finance Subsidiaries, which is secured by (i) a Security Interest in any of the property of the Company or any Restricted Subsidiary or (ii) a Security Interest in shares of stock owned directly or indirectly by the Company or a Restricted Subsidiary in a corporation or in equity interests owned by the Company or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in the Company's rights or the rights of a Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which the Company or a Restricted Subsidiary has an equity interest. The securing in the foregoing manner of any such Indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.

                  "Security Interests" means any mortgage, pledge, lien, encumbrance or other security interest which secures the payment or performance of an obligation.

                  "Significant Subsidiary" means any Subsidiary (a) whose revenues exceed 10% of our total consolidated revenues, in each case for the most recent fiscal year, or (b) whose net worth exceeds 10% of our total stockholders' equity, in each case as of the end of the most recent fiscal year.

                  "Specified Indebtedness" means Indebtedness under (i) the Notes, (ii) the 1998 Indenture, and (iii) the Second Amended and Restated Credit Agreement dated as of July 30, 2002, among the Company and the banks named therein, as amended or supplemented from time to time, and any refinancing, extension, renewal or replacement of any of the foregoing.

                  "Stated Maturity" when used with respect to any Note, means December 1, 2012.

                  "Subordinated Indebtedness" means Indebtedness of the Company which is subordinated in right of payment to the prior payment in full, including all payment of principal, premium and all accrued interest (and post-petition interest) on, and all other amounts owing in connection with the Notes.

                  "Subsidiary" means any Person of which at the time of determination by the Company, directly and/or indirectly through one or more Subsidiaries, the Company owns more than 50% of the shares of its Voting Stock.

                  "Supplemental Indenture" has the meaning set forth in Article One hereof.

                  "TIA" means the Trust Indenture Act of 1939, as in effect from time to time.

                  "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor serving hereunder.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).


                                  ARTICLE THREE

                                   REDEMPTION


Section 3.01. Right of Redemption.

                  Redemption of Notes, as permitted by any provision of this Indenture, shall be made in accordance with such provision and Article Three of the Indenture.

                  The Notes may be redeemed at the election of the Company, in whole at any time or in part from time to time, on at least 30 but not more than 60 days' prior notice, at a Redemption Price equal to the greater of (i) 100% of their principal amount, and (ii) the present value of the Remaining Scheduled Payments on the Notes being redeemed on the Redemption Date, discounted to the Redemption Date, on a semiannual basis, at the Treasury Rate plus 45 basis points (0.45%), plus, in each case, accrued and unpaid interest, if any, on the Notes to the Redemption Date. In determining the Redemption Price and accrued interest, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  If money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed is deposited with the Trustee on or before the Redemption Date, on and after the Redemption Date interest will cease to accrue on the Notes (or such portions thereof) called for redemption and the Notes will cease to be outstanding.

                  On and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the Redemption Date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by DTC, in the case of Notes represented by a global security.


                                  ARTICLE FOUR

                                    COVENANTS


                  The following additional covenants will apply with respect to the Notes:

Section 4.01. Restrictions on Secured Debt.

                  The Company will not, and will not cause or permit a Restricted Subsidiary (other than any Finance Subsidiary) to, create, incur, assume or guarantee any Secured Debt unless the Notes will be secured equally and ratably with (or prior to) such Secured Debt, with certain exceptions. This restriction does not prohibit the creation, incurrence, assumption or guarantee of Secured Debt which is secured by:

                  (1) Security Interests in model homes, homes held for sale, homes that are under contract for sale, contracts for the sale of homes, land (improved or unimproved), manufacturing plants, warehouses or office buildings and fixtures and equipment located thereat or thereon;

                  (2) Security Interests in property at the time of its acquisition by the Company or a Restricted Subsidiary, including Capitalized Lease Obligations, which Security Interests secure obligations assumed by the Company or a Restricted Subsidiary, or in the property of a corporation or other entity at the time it is merged into or consolidated with the Company or a Restricted Subsidiary (other than Secured Debt created in contemplation of the acquisition of such property or the consummation of such a merger or where the Security Interest attaches to or affects the property of the Company or a Restricted Subsidiary prior to such transaction);

                  (3) Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by the Company or a Restricted Subsidiary;

                  (4) Security Interests incurred in connection with pollution control, industrial revenue, water, sewage or any similar item; and

                  (5) Security Interests securing Indebtedness of a Restricted Subsidiary owing to the Company or a Restricted Subsidiary that is wholly owned (directly or indirectly) by the Company or Security Interests securing the Company's Indebtedness owing to a Guarantor.

                  Such permitted Secured Debt also includes any amendment, restatement, supplement, renewal, replacement, extension or refunding, in whole or in part, of Secured Debt permitted at the time of the original incurrence thereof.

                  In addition, the Company and the Guarantors may create, incur, assume or guarantee Secured Debt, without equally and ratably securing the Notes, if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses
(1) through (5) above and any Secured Debt in relation to which the Notes have been equally and ratably secured) and (2) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions as to which the provisions of clauses (1) through (3) under Section 4.02 have been complied with) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

                  The provisions described above with respect to limitations on Secured Debt are not applicable to Non-Recourse Indebtedness by virtue of the definition of Secured Debt, and will not restrict the Company's or the Guarantors' ability to create, incur, assume or guarantee any unsecured Indebtedness, or of any Subsidiary which is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness.

Section 4.02. Limitations on Sale and Leaseback Transactions.

                  The Company will not, and will not cause or permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless
(1) the net proceeds to the Company or such Restricted Subsidiary from such sale or transfer equal or exceed the fair value (as determined by the Board of Directors, chairman of the board, vice chairman, president or principal financial officer of the Company) of the property or asset so leased, (2) the Company or such Restricted Subsidiary would be entitled to incur Secured Debt pursuant to Section 4.01, (3) the Company or any Restricted Subsidiary shall, and in any case the Company and the Restricted Subsidiaries, covenant that they will, within 180 days of the effective date of any Sale and Leaseback Transaction, apply an amount equal to the fair value of the property so leased to the retirement of Funded Indebtedness, (4) the Sale and Leaseback Transaction relates to a sale which occurred within 180 days from the date of acquisition of such property or asset by the Company or a Restricted Subsidiary or the date of the completion of construction or commencement of full operations on such property, whichever is later, or (5) the Sale and Leaseback Transaction was consummated prior to the date of this Supplemental Indenture.

Section 4.03. Additional Guarantees.

                  The Company shall not permit any Subsidiary that is not a Guarantor, directly or indirectly, to guarantee any obligations of the Company under the Specified Indebtedness unless such Subsidiary simultaneously executes and delivers to the Trustee a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which such Subsidiary guarantees, jointly and severally with all other Guarantors, on the same basis as the Specified Indebtedness is guaranteed, the Company's obligations under the Indenture and the Notes. The Company shall deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and, subject to customary exceptions, constitutes a valid and legally binding and enforceable obligation of such Subsidiary.

Section 4.04. SEC Reports.

                  The Company shall deliver to the Trustee and each Holder, within 15 days after it files the same with the SEC, copies of all reports and information (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, exclusive of exhibits, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or pursuant to the immediately following sentence. So long as any Notes remain outstanding, the Company shall file with the Commission such reports as may be required pursuant to Section 13 of the Exchange Act in respect of a security registered pursuant to Section 12 of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act (or otherwise required to file reports pursuant to the immediately preceding sentence), the Company shall deliver to the Trustee and to each Holder, within 15 days after it would have been required to file such information with the SEC were it required to do so, financial statements, including any notes thereto (and, in the case of a fiscal year end, an auditors' report by an independent certified public accounting firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," substantially equivalent to that which it would have been required to include in such quarterly or annual reports, information, documents or other reports if it had been subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA Section 314(a).

                  The Trustee has no duty to review the financial reports and other information for the purpose of determining compliance with any provision of this Indenture.


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION


                  Article Five of the Indenture is replaced with the following in its entirety:

Section 5.01. Consolidation, Merger and Sale of Assets.

                  Neither the Company nor the Guarantors will consolidate or merge into or sell, assign, transfer or lease all or substantially all of their assets to another person unless:

                  (1) the person is a corporation organized under the laws of the United States of America or any state thereof;

                  (2) the person assumes by supplemental indenture, in a form reasonably satisfactory to the Trustee, all of the obligations of the Company or such Guarantor, as the case may be, relating to the Notes, the Guarantees and the Indenture, as the case may be; and

                  (3) immediately after the transaction no Event of Default exists; provided that this clause (3) will not restrict or be applicable to a merger, consolidation or liquidation of a Guarantor with or into the Company or another Subsidiary that is wholly owned, directly or indirectly, by the Company that is, or concurrently with the completion of such merger, consolidation or liquidation becomes, a Guarantor or a Restricted Subsidiary that is wholly owned, directly or indirectly, by the Company.

                  Upon any such consolidation, merger, sale, assignment or transfer, the successor corporation will be substituted for the Company or such Guarantor (including any merger or consolidation described in the proviso at the end of the immediately preceding sentence), as applicable, under the Indenture. The successor corporation may then exercise every power and right of the Company or such Guarantor under the Indenture, and the Company or such Guarantor, as applicable, will be released from all of its respective liabilities and obligations in respect of the Notes and the Indenture. If the Company or any Guarantor leases all or substantially all of its assets, the lessee corporation will be the successor to the Company or such Guarantor and may exercise every power and right of the Company or such Guarantor, as the case may be, under the Indenture, but the Company or such Guarantor, as the case may be, will not be released from its respective obligations to pay the principal of and premium, if any, and interest, if any, on the Notes.


                                   ARTICLE SIX

                                   GUARANTEES


Section 6.01. Unconditional Guarantee.

                  Each Guarantor hereby fully and unconditionally, jointly and severally, guarantees (each such guarantee to be referred to herein as the "Guarantee") to the Holders of the Notes and to the Trustee and its successors and assigns that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise (collectively, the "Guaranteed Obligations"), subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 6.02. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  The obligations of the Guarantors hereunder are separate and independent of the obligations of the Company and of any other guarantor, and a separate action or actions may be brought and prosecuted against the Guarantor whether action is brought against the Company or any other guarantor or whether the Company or any other guarantor is joined in any action or actions. The obligations of the Guarantor hereunder shall survive and continue in full force and effect until the earlier of (i) such time as the Guarantor may be released from its obligations hereunder pursuant to the terms Section 6.06 hereof, or
(ii) payment in full of the Guaranteed Obligations is actually received by the Holders or the Trustee on behalf of the Holders and the period of time has expired during which any payment made by the Company or the Guarantor may be determined to be a Preferential Payment (defined below), notwithstanding any release or termination of the Company's or any other Guarantor's liability by express or implied agreement or by operation of law and notwithstanding that the Guaranteed Obligations or any part thereof are deemed to have been paid or discharged by operation of law or by some act or agreement. For purposes of this Guarantee, the Guaranteed Obligations shall be deemed to be paid only to the extent that the Holders, or the Trustee on behalf of the Holders, actually receive immediately available funds.

                  The Guarantors agree that to the extent the Company or any other guarantor makes any payment to the Holders, or to the Trustee on behalf of the Holders, in connection with the Guaranteed Obligations, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Holders or the Trustee or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Guarantee shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by the Holders or Trustee, the Guaranteed Obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

Section 6.02. Fraudulent Conveyance Limitation.

                  Notwithstanding any contrary provision, the amount of the Guaranteed Obligations guaranteed by the Guarantor under this Guarantee shall be, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer or similar laws applicable to the Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guarantee or any other agreement or instrument executed in connection with the payment of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by the Guarantor by this Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render the Guarantor's obligations hereunder subject to avoidance under any Bankruptcy Law.

Section 6.03. Waiver.

                  Each Guarantor waives and agrees not to assert: (a) any right to require the Holders or Trustee to proceed against the Company or any other guarantor, to proceed against or exhaust any security for the Guaranteed Obligations, to pursue any other remedy available to the Holders or Trustee or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof; (c) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand, nonpayment and acceptance of this Guarantee; (d) notice of the existence, creation or incurring of new or additional indebtedness of the Company to the Holders; and (e) any defense arising by reason of any disability or other defense of the Company or by reason of the cessation from any cause whatsoever (other than payment in full of all amounts demanded to be paid by the Guarantor under this Guarantee) of the liability of the Company for the Guaranteed Obligations. Each Guarantor hereby expressly consents to any impairment of collateral, including, but not limited to, failure to perfect a security interest and release collateral and any such impairment or release shall not affect Guarantors' obligations hereunder. Until payment in full of the Guaranteed Obligations, no Guarantor shall have a right of subrogation and hereby waives any right to enforce any remedy which the Holders or the Trustee now have, or may hereafter have, against the Company, and waives any benefit of, any right to participate in, any security now or hereafter held on behalf of the Holders.

Section 6.04. Subordinated Indebtedness.

                  If from time to time the Company shall have liabilities or obligations to the Guarantors, whether absolute or contingent, joint, several, or joint and several, such liabilities and obligations (the "Subordinated Indebtedness") and any and all assignments as security, grants in trust, liens, mortgages, security interests, other encumbrances, and other interests and rights securing such liabilities and obligations shall at all times be fully subordinate to payment and performance in full of the Guaranteed Obligations. Each Guarantor agrees that such liabilities and obligations of the Company to Guarantor shall not be secured by any assignment as security, grant in trust, lien, mortgage, security interest, other encumbrance or other interest or right in any property, interests in property, or rights to property of the Company. Each Guarantor agrees that (i) so long as no Event of Default has occurred and is continuing, payments of principal and interest on the Subordinated Indebtedness may be made by the Company and accepted by Guarantor as such payments become due; and (ii) after the occurrence and during the continuation of an Event of Default, the Company shall not make and Guarantor shall not accept any payments with respect to the Subordinated Indebtedness. If, notwithstanding the foregoing, subsequent to an Event of Default, Guarantor receives any payment from the Company, such payment shall be held in trust by Guarantor for the benefit of the Holders, and shall be segregated from the other funds of Guarantor, and shall forthwith be paid by Guarantor to the Holders or to the Trustee on behalf of the Holders and applied to payment of the Guaranteed Obligations whether or not then due.

                  In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company, or the proceeds thereof, to creditors of the Company, by reason of the liquidation, dissolution, or other winding up of the Company's business, or in the event of any receivership, insolvency or bankruptcy proceedings by or against the Company, or assignment for the benefit of creditors, or of any proceedings by or against the Company for any relief under any bankruptcy or insolvency laws, or relating to the relief of debtors, readjustment of indebtedness, reorganizations, arrangements, compositions or extensions, or of any other event whereby it becomes necessary or desirable to file or present claims against the Company for the purpose of receiving payment thereof, or on account thereof, then and in any such event, any payment or distribution of any kind or character, either in cash or other property, which shall be made or shall be payable with respect to any Subordinated Indebtedness shall be paid over to the Holders or to the Trustee on behalf of the Holders for application to the payment of the Guaranteed Obligations, whether due or not due, and no payments shall be made upon or in respect of the Subordinated Indebtedness unless and until the Guaranteed Obligations shall have been paid and satisfied in full. In any such event, all claims of the Holders and all claims of Guarantor shall, at the option of the Trustee, forthwith become due and payable without demand or notice.

                  In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company, or the proceeds thereof, to creditors of the Company, by reason of the liquidation, dissolution, or other winding up of the Company's business, or in the event of any receivership, insolvency or bankruptcy proceedings by or against the Company, or assignment for the benefit of creditors, or of any proceedings by or against the Company for any relief under any bankruptcy or insolvency laws, or relating to the relief of debtors, readjustment of indebtedness, reorganizations, arrangements, compositions or extensions, or of any other event whereby it becomes necessary or desirable to file or present claims against the Company for the purpose of receiving payment thereof, or on account thereof, each Guarantor irrevocably authorizes and empowers the Trustee, or any person the Trustee may designate, to act as attorney for Guarantor with full power and authority in the name of Guarantor, or otherwise, to make and present such claims or proofs of claims against the Company on account of the Subordinated Indebtedness as the Trustee, or its appointee, may deem expedient and proper and, if necessary, to vote such claims in any proceedings and to receive and collect for the benefit of the Holders any and all dividends or other payments and disbursements made thereon in whatever form they may be paid or issued, and to give acquittance therefor and to apply same to the Guaranteed Obligations, and each Guarantor hereby agrees, from time to time and upon request, to make, execute and deliver to the Trustee such powers of attorney, assignments, endorsements, proofs of claim, pleadings, verifications, affidavits, consents, agreements or other instruments as may be requested by the Trustee in order to enable the Trustee and the Holders to enforce any and all claims upon, or with respect to, the Subordinated Indebtedness, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Indebtedness.

                  Except as otherwise permitted herein, should any payment or distribution or security or proceeds thereof be received by a Guarantor upon or with respect to the Subordinated Indebtedness prior to the satisfaction of the Guaranteed Obligations, such Guarantor will forthwith deliver the same to the Trustee on behalf of the Holders in precisely the form as received except for the endorsement or assignment of the Guarantor where necessary for application on the Guaranteed Obligations, whether due or not due, and until so delivered the same shall be held in trust by Guarantor as property of the Trustee on behalf of the Holders. In the event of the failure of Guarantor to make any such endorsement or assignment, the Trustee, or any of its officers or employees, on behalf of the Trustee, is hereby irrevocably authorized to make the same.

                  Each Guarantor agrees to maintain in its records notations satisfactory to the Trustee of the rights and priorities of the Holders hereunder, and from time to time, upon request, to furnish the Trustee for the benefit of the Holders with sworn financial statements. The Trustee may inspect the books of account and any records of each Guarantor at any time during business hours. Each Guarantor agrees that any promissory note now or hereafter evidencing the Subordinated Indebtedness shall be nonnegotiable and shall be marked with a specific statement that the indebtedness thereby evidenced is subject to the provisions of this Guarantee.

Section 6.05. Execution of Guarantee.

                  Each Guarantor hereby agrees to execute a notation of Guarantee in substantially the form attached to the form of Note, and to deliver such notation to the Trustee.

Section 6.06. Additional Guarantees and Release of Guarantees.

                  (a) The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee any Specified Indebtedness ("Guaranteed Indebtedness") unless such Restricted Subsidiary simultaneously executes and delivers to the Trustee a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which such Restricted Subsidiary guarantees, jointly and severally with all other Guarantors, on the same basis as such Guaranteed Indebtedness is guaranteed, the Guaranteed Obligations. If the Guaranteed Indebtedness (1) ranks pari passu in right of payment with the Notes, then the guarantee of such Guaranteed Indebtedness shall rank pari passu with, or be subordinated in right of payment to, the Guarantee of such Restricted Subsidiary or (2) is subordinated by its terms in right of payment to the Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Guarantee of such Restricted Subsidiary at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

                  (b) The Guarantee of any Guarantor will be automatically and unconditionally released and discharged so long as:

                           (i) no Default or Event of Default exists or would
                  result from release of such Guarantee;

                           (ii) the Guarantor being released has Consolidated
                  Net Worth of less than 5% of the Company Consolidated Net Worth as of the end of the most recent fiscal quarter;

                           (iii) the Guarantors released from their Guarantees
                  in any year-end period comprise in the aggregate less than 10% (or 15% if and to the extent necessary to permit the Company to cure a Default) of the Company's Consolidated Net Worth as of the end of the most recent fiscal quarter;

                           (iv) such release would not have a material adverse
                  effect on the homebuilding business of the Company and its Subsidiaries; and

                           (v) the Guarantor is released from its guarantee(s)
                  under the Specified Indebtedness;

provided, in each such case, the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transactions have been complied with and that such release is authorized and permitted under the Indenture.

                  (c) If there are no guarantors under any Specified Indebtedness, Guarantors under this Indenture Supplement will be released from their Guarantees.

                                  ARTICLE SEVEN

                                  MISCELLANEOUS


Section 7.01. Confirmation of Indenture.

                  The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 7.02. Concerning the Trustee.

                  The rights and duties of the Trustee set forth in Article Seven of the Indenture shall not be modified by reason of this Supplemental Indenture.

Section 7.03. Governing Law.

                  This Supplemental Indenture, the Indenture, the Notes, and the Guarantee shall be governed by the laws of the State of New York.

Section 7.04. Separability.

                  In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, but this Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 7.05. Counterparts.

                  This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 7.06. No Adverse Interpretation of Other Agreements.

                  This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 7.07. No Recourse Against Others.

                  All liability described in Paragraph 12 of the Notes of any director, officer, employee or stockholder, as such, of the Company or any Guarantor is waived and released.

Section 7.08. Successors and Assigns.

                  All covenants and agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

Section 7.09. Duplicate Originals.

                  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 7.10. Severability.

                  In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

                            [Signature Page Follows]

                                   SIGNATURES


                  IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

                                       M.D.C. HOLDINGS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       GUARANTORS:

                                       M.D.C LAND CORPORATION
                                       RAH OF TEXAS, LP
                                       RAH TEXAS HOLDINGS, LLC
                                       RICHMOND AMERICAN CONSTRUCTION, INC.
                                       RICHMOND AMERICAN HOMES OF ARIZONA, INC.
                                       RICHMOND AMERICAN HOMES OF CALIFORNIA,
                                            INC.
                                       RICHMOND AMERICAN HOMES OF
                                            CALIFORNIA (INLAND EMPIRE), INC.
                                       RICHMOND AMERICAN HOMES OF COLORADO, INC.
                                       RICHMOND AMERICAN HOMES OF
                                            MARYLAND, INC.
                                       RICHMOND AMERICAN HOMES OF
                                            NEVADA, INC.
                                       RICHMOND AMERICAN HOMES OF
                                            TEXAS, INC.
                                       RICHMOND AMERICAN HOMES OF
                                            UTAH, INC.
                                       RICHMOND AMERICAN HOMES OF
                                            VIRGINIA, INC.
                                       RICHMOND AMERICAN HOMES OF
                                            WEST VIRGINIA, INC.



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

U.S. Bank National Association, as Trustee


By:
   -----------------------------------------
   Name:
   Title: Authorized Signatory

                                                                       Exhibit A


                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                CUSIP No.: 552676


                           7.0% Senior Notes due 2012


                              M.D.C. HOLDINGS, INC.
                             a Delaware corporation

                               promises to pay to

                                   Cede & Co.

                              or registered assigns
                      the principal sum of $150,000,000 on
                                December 1, 2012.
                           7.0% Senior Notes due 2012


                  Interest Payment Dates:                  June 1 and December 1
                  Record Dates:                           May 15 and November 15


Dated: December 3, 2002

                                       M.D.C. HOLDINGS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

U.S. Bank National Association, as Trustee, certifies that this is one of the Notes referred to in the within mentioned
Indenture.


By:
   -----------------------------------------
   Name:
   Authorized Signatory

                              M.D.C. HOLDINGS, INC.
                           7.0% Senior Notes due 2012

1. Interest.

                  M.D.C. HOLDINGS, INC. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on June 1 and December 1 of each year until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from December 3, 2002; provided that, if there is no existing default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment.

                  The Company will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) on each Interest Payment Date to the persons who are registered Holders of Notes at the close of business on the May 15 and November 15 preceding such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar.

                  Initially, U.S. Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4. Indenture.

                  The Company issued the Notes under an Indenture dated as of December 3, 2002 between the Company and the Trustee, as supplemented by a Supplemental Indenture dated as of December 3, 2002 among the Company, the Guarantors and the Trustee (together, the "Indenture"). The terms of the Notes and the Guarantees include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Notes and the Guarantees are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: M.D.C. Holdings, Inc., 3600 South Yosemite, Suite 900, Denver, Colorado 80237,
Attention: Secretary.

5. Optional Redemption.

                  The Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, on at least 30 but not more than 60 days' prior notice, at a Redemption Price equal to the greater of (i) 100% of their principal amount, and (ii) the present value of the Remaining Scheduled Payments on the Notes being redeemed on the Redemption Date, discounted to the Redemption Date, on a semiannual basis, at the Treasury Rate plus 45 basis points (0.45%), plus, in each case, accrued and unpaid interest on the Notes to the Redemption Date. In determining the Redemption Price and accrued interest, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption; provided that if the Company shall default in the payment of such Note at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Notes.

6. Denominations, Transfer, Exchange.

                  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note selected for redemption, except the unredeemed part thereof if the Note is redeemed in part, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

7. Persons Deemed Owners.

                  The registered Holder of this Note shall be treated as the owner of it for all purposes.

8. Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

9. Amendment, Supplement, Waiver.

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes and any past default or compliance with any provision relating to the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to remove a Guarantor which, in accordance with the terms of the Supplemental Indenture, ceases to be liable in respect of its Guarantee, or to make any other change, provided such action does not adversely affect the rights of any Holder.

10. Successor Corporation.

                  When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations, except that a lease of all or substantially all its assets does not release the predecessor from its obligations to pay the principal of and premium, if any, and interest, if any, on the Notes.

11. Trustee Dealings With Company.

                  U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

12. No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

13. Discharge of Indenture.

                  The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

14. Authentication.

                  This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

15. Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

                                 ASSIGNMENT FORM


                  If you, the Holder, want to assign this Note, fill in the form below:

                  I or we assign and transfer this Note to:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Insert assignee's social security or tax ID number)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             (Print or type assignee's name, address, and zip code)


and irrevocably appoint:

--------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



--------------------------------------------------------------------------------



Date:                         Your signature:
     ------------------------                -----------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Note)

Signature Guarantee:
                    ------------------------------------------------------------


                               SIGNATURE GUARANTEE


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

                                    GUARANTEE


                  The undersigned (the "Guarantors") have fully and unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Six of the Supplemental Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

                  Each holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Supplemental Indenture.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Supplemental Indenture by the manual signature of one of its authorized officers.

                                       [GUARANTORS]



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title: